UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESKTOP METAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 27, 2024, the following communication was sent to Desktop Metal, Inc. stockholders:

August 27, 2024

Dear Fellow Stockholders:

We have previously sent you proxy materials for the Special Meeting of Desktop Metal, Inc. stockholders, to be held on October 2, 2024. Our Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Your vote is important, no matter how many shares you may own. If you have not already done so, please follow the instructions on the enclosed proxy card to vote TODAY—on-line, by telephone or by completing, signing, dating and returning the proxy card in the envelope provided. If you have received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

Thank you for your participation.

Very truly yours,

/s/ Ric Fulop

Ric Fulop
Co-Founder, Chairman and Chief Executive Officer
Desktop Metal, Inc

VOTING IS EASIER THAN EVER—BUT JUST AS IMPORTANT!

To ensure your shares are represented at the Special Meeting, please take a quick moment to vote TODAY by following the instructions on the enclosed proxy card or in the accompanying email.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include statements relating to the proposed transaction between Desktop Metal, Inc. (“Desktop Metal”) and Nano Dimension Ltd. (“Nano”). Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Desktop Metal’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause Desktop Metal’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to, (i) the ultimate outcome of the proposed transaction between Desktop Metal and Nano, including the possibility that Desktop Metal’s stockholders will reject the proposed transaction; (ii) the effect of the announcement of the proposed transaction on the ability of Desktop Metal to operate its business and retain and hire key personnel and to maintain favorable business relationships; (iii) the timing of the proposed transaction; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (v) the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary stockholder approvals); (vi) other risks related to the completion of the proposed transaction and actions related thereto; (vii) those factors and risks described in Item 3.D “Key Information - Risk Factors,” Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in Nano’s Annual Report on Form 20-F for the year ended December 31, 2023 and Part 1, Item 1A, “Risk Factors” in Desktop Metal’s Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A, “Risk Factors” in Desktop Metal’s most recent Quarterly Reports on Form 10-Q, each filed with the Securities Exchange Commission (the “SEC”), and in Desktop Metal’s other filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Desktop Metal has filed a proxy statement with the SEC. Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Desktop Metal may file with the SEC. The definitive proxy statement has been mailed to stockholders of Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the proxy statement and other documents containing important information about Desktop Metal and the proposed transaction through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Desktop Metal are available free of charge on Desktop Metal’s website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

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